Exhibit 8.1

August 7, 2014

USF Holding Corp. 9399 W. Higgins Road, Suite 600 Rosemont, IL 60018

Re:     USF/Sysco Merger

Ladies and Gentlemen:

We have acted as counsel to USF Holding Corp., a Delaware corporation (“Company”), in connection with the Agreement and Plan of Merger, dated as of December 8, 2013 (including the exhibits thereto, the “Merger Agreement”), by and among Company, Sysco Corporation, a Delaware corporation (“Parent”), Scorpion Corporation I, Inc., a Delaware corporation (“Merger Sub One”), and Scorpion Company II, LLC, a Delaware limited liability company (“Merger Sub Two” and together with Merger Sub One, the “Merger Subs”), pursuant to which Merger Sub One shall be merged with and into Company (the “Initial Merger”), with Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent, followed by the merger of Company with and into Merger Sub Two (the “Follow-On Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub Two continuing as the surviving entity and a wholly-owned subsidiary of Parent (as such, the “Surviving Company”) on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-196585) (as amended, the “Registration Statement”) filed by Parent with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed transactions pursuant to the Merger Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of Company and Parent delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

USF Holding Corp.	2	August 7, 2014

We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Mergers set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Follow-On Merger, (iii) the representations made by Company and Parent in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Follow-On Merger and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Company and Parent or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Follow-On Merger, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “Material United States Federal Income Tax Consequences of the Merger.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP